UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2016 (February 16, 2016)

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2016, the Board of Directors (the “Board”) of HCA Holdings, Inc. (the “Company”) adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended, the “Amended Bylaws”) to adopt a majority voting standard and director resignation process for uncontested director elections. The amendment and restatement affects Article II, Section 2 of the Company’s Amended and Restated Bylaws. The Amended Bylaws became effective immediately upon their adoption by the Board. The Company’s Amended and Restated Bylaws previously provided for a plurality voting standard in all director elections.

The Amended Bylaws provide that in order to be elected in an uncontested election, a director nominee must receive a majority of the votes cast with respect to that nominee’s election such that the number of shares voted “for” that nominee’s election exceeds the number of shares voted “against” that nominee. Abstentions and broker nonvotes are not counted as shares voted with respect to a nominee and will have no effect on the outcome of the election of directors. If an incumbent director nominee fails to receive “for” votes representing a majority of the votes cast, the director is required to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Board’s Nominating and Corporate Governance Committee would then be charged with making a recommendation to the Board as to the action to be taken with respect to the tendered resignation. Taking into account the recommendation of the Nominating and Corporate Governance Committee and any other factors it deemed appropriate and relevant, the Board would publicly disclose its decision regarding the tendered resignation and the Board’s rationale behind its decision within ninety days of the certification of the election results. In contested elections where the number of nominees exceeds the number of directors to be elected, the voting standard will continue to be a plurality of votes cast.

If the Board accepts a director’s resignation or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill any resulting vacancy pursuant to the provisions of Section 11 of Article III of the Amended Bylaws or may decrease the size of the Board pursuant to the Company’s certificate of incorporation as then in effect. An incumbent director nominee not receiving a majority of the votes cast in an uncontested election will continue to serve until his or her successor is elected and qualified, or the Board accepts his or her resignation.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of HCA Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016	HCA HOLDINGS, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of HCA Holdings, Inc.